Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Chembio Diagnostics, Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-227398 and No. 333-215813) and Form S-8 (No. 333-151785 and No. 333-203633) of Chembio Diagnostics, Inc. of our reports dated March 13, 2020, relating to the consolidated financial statements and the effectiveness of Chembio Diagnostics, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Melville, NY
March 13, 2020